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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                    Internet Architecture HOLDRS/SM/ Trust
             (Exact name of registrant as specified in its charter)


                 New York                               not applicable
   (State of incorporation or organization)            (I.R.S. Employer
                                                      Identification No.)
      c/o The Bank of New York, as Trustee
           101 Barclay Street, 22-W
              New York, New York                           10286
   (Address of principal executive offices)              (Zip Code)

   Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                      Name of each exchange on which
     to be so registered:                     each class is to be registered:

   Internet Architecture HOLDRS                  American Stock Exchange


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration file number to which this form relates:

     333-96061

     Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

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                                       2

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be Registered.

     The description of the 1,000,000,000 Depositary Receipts to be issued by the Internet Architecture HOLDRS/SM/ Trust (the "Internet Architecture HOLDRS") to be registered hereunder is set forth under the caption entitled "Description of Internet Architecture HOLDRS" in the prospectus (the "Prospectus"), which description is hereby incorporated by reference. The Prospectus will be filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933 and such Prospectus will be incorporated by reference in this registration statement, Form 8-A, upon its filing.

Item 2.   Exhibits.

     1. Form of Depositary Trust Agreement is set forth in Exhibit 4.1 to the registrant's Registration Statement on Form S-1 (Registration No. 333-96061) (the "Registration Statement") and is incorporated herein by reference.

     2. Form of Internet Architecture HOLDRs is set forth in Exhibit 4.1 to the Registration Statement and is incorporated herein by reference.

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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                      INCORPORATED,
                                            as Initial Depositor,on behalf of
                                         Internet Architecture HOLDRS/SM/ Trust


Date:  February 22, 2000                    By: /s/ STEPHEN G. BODURTHA
                                                ----------------------------
                                                Name: Stephen G. Bodurtha
                                                Title: Attorney-in-Fact